Exhibit 10.1

CONTRACT OF SALE

among

DWM PROPERTIES, LLC,

KPAJ, LLC, AND

OCEANA SALVAGE PROPERTIES, L.L.C.

collectively, as Seller,

and

GREENWAVE TECHNOLOGY SOLUTIONS, INC.,

as Purchaser

Premises:

22097 Brewers Neck Blvd, Carrollton, Virginia

8952 Richmond Road, Toano, Virginia

1040 Oceana Blvd, Virginia Beach, Virginia (Parcel 2416-42-3779-0000 only)

406 Sandy Street, Fairmont, North Carolina

1576 Millpond Road, Elizabeth City, North Carolina

9922 HWY 17 South, Vanceboro, North Carolina

75 Runion Lane, Roseboro, North Carolina

Prepared by:

Pryor Cashman LLP

7 Times Square

New York, New York 10036-6569

CONTRACT OF SALE

CONTRACT OF SALE (this “Contract”) dated as of December 2, 2024 (the “Effective Date”) made by and among DWM PROPERTIES, LLC, a Virginia limited liability company, KPAJ, LLC, a Virginia limited liability company and OCEANA SALVAGE PROPERTIES, L.L.C., a Virginia limited liability company, each having an address at P.O. Box 6419, Chesapeake, Virginia 23323 (jointly, severally and collectively, “Seller”), as sellers, and GREENWAVE TECHNOLOGY SOLUTIONS, INC., a Delaware corporation, having an address at 4016 Raintree Road, Suite 300, Chesapeake, Virginia 23321 (“Purchaser”), as purchaser.

W I T N E S S E T H

WHEREAS, Seller is the fee simple owner of those certain plots, pieces or parcels of land described on Exhibits A-1 through A-7 annexed hereto and made a part hereof and the buildings and improvements thereon erected (collectively, the “Premises”); and

WHEREAS, upon the terms and conditions herein set forth, Seller agrees to sell and convey the Premises to Purchaser, and Purchaser agrees to purchase the Premises from Seller.

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Purchase and Sale.

Upon the terms and conditions contained herein, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Premises.

This sale includes all right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street.

This sale also includes all right, title and interest of Seller, if any, in and to: (i) strips or gores, if any, between the Premises and abutting properties, whether owned or claimed by deed, limitations or otherwise, and whether or not they are located inside or outside of the boundaries of the Premises; (ii) all easements, licenses, privileges and rights of way in or upon the Premises and all other rights, hereditaments and appurtenances belonging or in anywise pertaining to the Premises or the improvements; (iii) the Leases (as hereinafter defined), if any, together with any unapplied security deposited by the tenants or licensees thereunder, if any (in the form of a credit against the Purchase Price); (iv) the Service Contracts (as hereinafter defined), if any; and (v) all licenses, permits, plans, warranties, franchises, guaranties, consents, authorizations, approvals and certificates relating to the design, planning, construction, ownership, use, occupancy, operation, maintenance or repair of, or otherwise in respect of, all or any portion of the Premises (collectively, the “Licenses and Permits”).

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This sale also includes all right, title and interest of Seller, if any, in and to the fixtures, articles of personal property and equipment attached or appurtenant to the Premises, but no part of the Purchase Price (as hereinafter defined) shall be deemed to be paid for such fixtures, articles of personal property or equipment.

This sale also includes all right, title and interest of Seller, if any, in and to any air and/or development rights appurtenant to the Premises. Seller makes no representation as to the existence of such rights, except that Seller represents that it has not previously conveyed any such rights.

2. Purchase Price.

(a) The purchase price for the Premises is FIFTEEN MILLION and 00/100 DOLLARS ($15,000,000.00) (the “Purchase Price”), payable by (i) the issuance of shares of Series A-1 preferred stock in Purchaser to the applicable entities comprising Seller, and at the applicable valuation established on the Effective Date, as set forth on Schedule 1 annexed hereto and made a part hereof and (ii) the issuance of a promissory note payable to the order of Seller in the original principal amount of the balance of the Purchase Price and in the form of Exhibit B annexed hereto and made a part hereof (the “Note”).

(b) The Purchase Price shall be allocated among the seven (7) parcels comprising the Premises and the Licenses and Permits as follows:

22097 Brewers Neck Blvd, Carrollton, Virginia:	$1,325,000.00
Licenses and Permits:	$2,000,000.00
8952 Richmond Road, Toano, Virginia:	$270,000.00
Licenses and Permits:	$1,125,000.00
1040 Oceana Blvd, Virginia Beach, Virginia (Parcel 2416-42-3779-0000 only):	$1,300,000.00
Licenses and Permits:	$4,000,000.00
406 Sandy Street, Fairmont, North Carolina:	$230,000.00
Licenses and Permits:	$1,000,000.00
1576 Millpond Road, Elizabeth City, North Carolina:	$220,000.00
Licenses and Permits:	$1,000,000.00
9922 HWY 17 South, Vanceboro, North Carolina:	$200,000.00
Licenses and Permits:	$1,000,000.00
75 Runion Lane, Roseboro, North Carolina:	$330,000.00
Licenses and Permits:	$1,000,000.00

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3. State of Title. The condition of title to the Premises is being accepted by Purchaser in its existing “as is” condition as of the date hereof, subject to Seller’s representations and warranties contained in Article 5(a)(viii) hereof.

4. Closing Deliveries.

(a) At the Closing, Seller shall deliver to Purchaser (or to Purchaser’s subsidiary designee(s)) or the Title Company (as hereinafter defined), as applicable, executed and acknowledged, as applicable, the following:

(i) A deed to each parcel(s) comprising the Premises in the form annexed hereto and made a part hereof as Exhibit C-1 (with respect to such parcels located in Virginia) and Exhibit C-2 (with respect to such parcels located in North Carolina) (collectively, the “Deed”);

(ii) Such transfer tax forms or returns, if any, as are required to be delivered or signed by Seller under applicable state or local law in connection with the transfer of the Premises to Purchaser or to Purchaser’s subsidiary designee(s) (collectively, the “Transfer Tax Returns”). Seller and Purchaser agree that the checks to be delivered thereunder can be made payable to, and the Transfer Tax Returns delivered to, the Title Company. Seller shall at the Closing pay any and all state and local documentary stamps, transfer taxes and/or surtaxes with respect to the Deed that are customarily paid by sellers of real property in the applicable jurisdiction in which the Premises is located, and Purchaser (or Purchaser’s subsidiary designee(s)) shall at the Closing pay any and all state and local documentary stamps, transfer taxes and/or surtaxes with respect to the Deed that are customarily paid by purchasers of real property in the applicable jurisdiction in which the Premises is located.

(iii) A non-foreign affidavit (FIRPTA) for each of the entities comprising Seller in the form annexed hereto and made a part hereof as Exhibit D containing such information as shall be required by Internal Revenue Code Section 1445(b)(2) and the regulations issued thereunder;

(iv) Notwithstanding anything to the contrary contained herein, to the extent that Purchaser is a tenant or licensee under any leases, licenses or occupancy agreements affecting the Premises, such agreements shall be terminated immediately prior to Closing;

(v) An Assignment and Assumption of Tenant Leases in the form annexed hereto and made a part hereof as Exhibit E (the “Assignment of Tenant Leases”), pursuant to which the Tenant Leases (as hereinafter defined) shall be assigned to Purchaser (or to Purchaser’s subsidiary designee(s)), together with duplicate originals or, if not available, copies of such Tenant Leases;

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(vi) An Assignment and Assumption of Licenses and Permits in the form annexed hereto as Exhibit F (the “Assignment of Licenses and Permits”), pursuant to which Seller shall assign to Purchaser, and Purchaser shall assume from Seller, all of Seller’s right, title and interest in and to the Licenses and Permits, together with, to the extent they are not posted at the Premises, duplicate originals or, if not available, copies of, all Licenses and Permits;

(vii) Keys, if any, to all entrance doors to, and equipment and utility rooms located in, the Premises and any codes or combinations required to open such doors which are in Seller’s possession. At Seller’s option, delivery of such keys and codes may be effected by making the same available for pick-up by Purchaser following the Closing;

(viii) A Bill of Sale in the form annexed hereto and made a part hereof as Exhibit G, conveying to Purchaser (or to Purchaser’s subsidiary designee(s)) all personal property of Seller appurtenant to each parcel comprising the Premises;

(ix) Counterparts of a settlement statement setting forth, inter alia, the material monetary terms of the transactions contemplated hereby (the “Settlement Statement”);

(x) a non-imputation affidavit duly executed by Seller (or a principal of Seller) as required by the Title Company so that the Title Company shall issue an non-imputation endorsement to such title insurance policy; and

(xi) Such other documents, instruments and agreements which are reasonably required by the Title Company in order to consummate the transactions contemplated herein, including, without limitation, a title affidavit for each parcel comprising the Premises in commercially reasonable form.

(b) At the Closing, Purchaser (or Purchaser’s subsidiary designee(s)) shall deliver to Seller or the Title Company, as applicable, executed and acknowledged, as applicable, the following:

(i)	The Note;

(ii)	The Transfer Tax Returns;

(iii)	Intentionally Omitted;

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(iv)	Counterparts of the Assignment of Tenant Leases;

(v)	Counterparts of the Assignment of Licenses and Permits;

(vi)	Counterparts of the Settlement Statement; and

(vii)	Such other documents, instruments and agreements which are reasonably required by the Title Company in order to consummate the transactions contemplated herein.

5. Representations and Warranties.

(a) Seller represents and warrants to Purchaser that the following representations are true and correct in all material respects as of the Effective Date:

(i) Seller is duly formed and validly existing and in good standing under the laws of the State of its formation. Seller has full power and authority to enter into and perform this Contract in accordance with its terms and this Contract and all documents executed and delivered by Seller to Purchaser at Closing (collectively, the “Seller Closing Documents”) are duly authorized, executed and delivered by Seller and are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

(ii) The execution and delivery of this Contract and the Seller Closing Documents have been duly authorized by Seller. Neither the entry into, nor the performance of this Contract or the Seller Closing Documents by Seller, will (a) violate, conflict with, result in a breach under, or constitute a default under the organizational documents of Seller, or any document or agreement to which Seller is a party or by which Seller or the Premises or any portion thereof is bound or (b) require the consent or approval of any governmental authority or any third party, other than any consent or approval which has heretofore been obtained.

(iii) There are no leases, licenses or other occupancy agreements affecting the Premises or any portion thereof, other than those set forth on Schedule 2-A annexed hereto and made a part hereof (collectively, the “Leases”). There are no leases where any Seller is a tenant or subtenant, other than those set forth on Schedule 2-B annexed hereto and made a part hereof (collectively, the “Tenant Leases”). Upon the Closing, no person or entity will have any possessory interest in all or any portion of the Premises or any other rights with regard to the use of the Premises, other than the tenants and licensees under the Leases. The Leases and Tenant Leases are in full force and effect and have not been amended or modified, except as set forth on Schedule 2-A or Schedule 2-B. True and complete copies of each of the Leases and the Tenant Leases, together with any amendments and modifications thereto, have been delivered to Purchaser on or prior to the date hereof. There are no security deposits or other deposits held under the Leases other than those listed on Schedule 2-A, which specifies whether they are in the form of cash or letter of credit. No written notice of any uncured default has been delivered by Seller or received by Seller with respect to any of the Leases or the Tenant Leases. To Seller’s Knowledge, there is no state of facts which, with notice, the passage of time or both, would ripen into a default by any party to any of the Leases or the Tenant Leases. Seller has performed all material obligations on the part of the landlord to be performed under the Leases, and there is no agreement with any tenant for the performance of any work except as set forth in the Leases. Except as set forth on Schedule 2-A, (a) Seller has completed all tenant improvements required under the Leases to be constructed by the landlord thereunder, (b) Seller has paid all monetary allowances or credits payable to or earned by a tenant under the Leases, (c) the Leases do not provide for any rent concessions or any free rent periods and (d) Seller has paid any and all amounts owed under any leasing/commission agreement or otherwise, including brokers’ commissions, leasing fees and legal fees, if any, and any and all payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, tenant allowances, rent abatement, lease buyout costs, and moving, design, refurbishment and free rent.

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(iv) There are no existing options, rights of first refusal, rights of first offer or other contracts to purchase or lease the Premises or any portion thereof (other than the Leases), or written agreements to otherwise acquire an interest in all or any portion of the Premises, granted or entered into by Seller and/or its affiliates, and no party other than Seller has any right or claim to possession of all or any portion of the Premises (other than tenants under the Leases). To Seller’s Knowledge, there are no claims or bills for labor or materials provided to the Premises or any portion thereof that are unpaid or unsatisfied as of the date hereof.

(v) There are no written equipment leases, maintenance agreements, service contracts, management contracts, development agreements, architectural, engineering, co-ownership, co-tenancy, employment, operating or supply agreements and contracts of any kind or description relating to the Premises or any portion thereof, other than those set forth on Schedule 3 annexed hereto and made a part hereof (collectively, “Service Contracts”). The Service Contracts are in full force and effect and have not been amended or modified, except as set forth on Schedule 3. True and complete copies of each of the Service Contracts, together with any amendments and modifications thereto, have been delivered to Purchaser on or prior to the date hereof. No written notice of any uncured default has been delivered by Seller or received by Seller with respect to any of the Service Contracts. To Seller’s Knowledge, there is no state of facts which, with notice, the passage of time or both, would ripen into a default by any party to any of the Service Contracts.

(vi) There are no employees of Seller in respect to the operation of the Premises or any portion thereof for which Purchaser (or any of Purchaser’s subsidiary designee(s)) shall be responsible or liable for after the Closing. Seller is not a party to or, to Seller’s Knowledge, bound by any collective bargaining agreements or other agreements with a union that are binding on the operation of the Premises or any portion thereof.

(vii) To Seller’s Knowledge, there is no pending condemnation or similar proceedings affecting the Premises or any portion thereof and no such action is threatened or contemplated.

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(viii) Upon Closing, Purchaser (or Purchaser’s subsidiary designee(s)) will hold title to the Premises and the Leases free and clear of all mortgages, defects, claims, liens, filings, inchoate liens, violations, delinquent assessments, pledges, charges, taxes, rights of first refusal, security interests and other encumbrances (collectively “Liens”) and not subject to any rights of way, easements, covenants, restrictions, building use restrictions, exceptions, variances, reservations or limitations of any nature except for (a) liens for taxes not yet due and payable, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the Premises subject thereto and (c) any matters that are disclosed in those certain title policies insuring Purchaser’s (or Purchaser’s subsidiary designee(s)’) fee simple interest in the Premises that are being obtained by Purchaser (or Purchaser’s subsidiary designee(s)) on the Effective Date and/or in those certain surveys of the Premises heretofore obtained by and certified to Purchaser (or to Purchaser’s subsidiary designee(s)). Notwithstanding the foregoing or anything to the contrary contained herein, Seller represents and warrants that there are no (W) mortgages, deeds of trust or other liens securing indebtedness of Seller or any of its affiliates encumbering the Premises or any portion thereof (other than that certain UCC-1 financing statement naming Seller, as debtor, and Commercial Credit Group Inc., as secured party, filed against the portion of the Premises located at 22097 Brewers Neck Boulevard, Carrollton, Virginia), (X) judgment liens affecting the Premises or any portion thereof, (Y) tax liens affecting the Premises or any portion thereof or (Z) mechanics’ liens affecting the Premises or any portion thereof or unpaid claims for labor or materials that could give rise to such mechanic’s liens.

(ix) To Seller’s Knowledge, Seller and its affiliates (A) are in compliance with any and all Environmental Laws (as hereinafter defined), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Premises or any portion thereof or the business conducted thereon. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) To Seller’s Knowledge, no Hazardous Materials (A) have been disposed of or otherwise released from the Premises or any portion thereof in violation of any Environmental Laws or (B) are present on, over, beneath, in or upon the Premises or any portion thereof in quantities that would constitute a violation of any Environmental Laws. No prior use by Seller or any of its affiliates of the Premises or any portion thereof has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the Premises or any portion thereof or the business conducted thereon.

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(xi) To Seller’s Knowledge, neither Seller nor any of its affiliates knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on the Premises or any portion thereof any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls that violates any Environmental Laws.

(xii) To Seller’s Knowledge, neither the Premises nor any portion thereof are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(xiii) Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

(xiv) Seller is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC, such Persons, “Specially Designated Nationals and Blocked Persons”) or otherwise. Neither Seller nor any Person who owns an interest in Seller (collectively, a “Seller Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(xv) Neither Seller nor any Seller Party, nor any Person providing funds to Seller: (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this subsection, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

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(xvi) Seller is in compliance with any and all applicable provisions of the Patriot Act.

The term “Seller’s Knowledge” in this Article 5 shall mean the actual knowledge, without independent inquiry, of Danny Meeks, without any liability whatsoever upon such individual and without imputation of actual or constructive knowledge upon such individual. Seller shall indemnify, defend and hold Purchaser harmless from and against any and all losses, costs, claims, damages and liabilities arising from and/or relating to a breach of any of Seller’s representations and warranties contained in this Contract, which obligation shall survive the Closing.

(b) Purchaser represents and warrants to Seller that the following representations are true and correct in all material respects as of the Effective Date:

(i) Purchaser is duly formed and validly existing and in good standing under the laws of the State of its formation. Purchaser has full power and authority to enter into and perform this Contract in accordance with its terms and this Contract and all documents executed and delivered by Purchaser (or Purchaser’s subsidiary designee(s)) to Seller at Closing (collectively, the “Purchaser Closing Documents”) are duly authorized, executed and delivered by Purchaser (or Purchaser’s subsidiary designee(s)) and are the legal, valid and binding obligations of Purchaser (or Purchaser’s subsidiary designee(s)), enforceable against Purchaser (or Purchaser’s subsidiary designee(s)) in accordance with their respective terms.

(ii) The execution and delivery of this Contract and the Purchaser Closing Documents have been duly authorized by Purchaser. Neither the entry into, nor the performance of this Contract or the Purchaser Closing Documents by Purchaser (or Purchaser’s subsidiary designee(s)), will (a) violate, conflict with, result in a breach under, or constitute a default under the organizational documents of Purchaser (or Purchaser’s subsidiary designee(s)), or any document or agreement to which Purchaser (or Purchaser’s subsidiary designee(s)) is a party or (b) require the consent or approval of any governmental authority or any third party, other than any consent or approval which has heretofore been obtained.

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(iii) Purchaser is not now nor shall it be at any time prior to or at the Closing a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under United States law, regulation, executive orders and lists published OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise. Purchaser is not now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Contract, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(iv) Purchaser: (a) is not under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (c) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

(v) Purchaser is in compliance with any and all applicable provisions of the Patriot Act.

Purchaser shall indemnify, defend and hold Seller harmless from and against any and all losses, costs, claims, damages and liabilities arising from and/or relating to a breach of any of Purchaser’s representations and warranties contained in this Contract, which obligation shall survive the Closing.

6. Delinquent Taxes. To the extent there are any delinquent real estate taxes with respect to the Premises or any portion thereof for any fiscal tax year prior to the fiscal tax year during which the Closing occurs, Seller shall be fully liable for the same (including any accrued interest and penalties thereon) and shall pay such taxes (together with any accrued interest and penalties thereon) in full at or prior to the Closing.

7. Assessments.

If on the Closing Date the Premises or any part thereof shall be or shall have been affected by an assessment or assessments, then Seller shall be responsible for the portion of such assessment(s) that relates to the period prior to the Closing Date and Purchaser shall be responsible for the portion of such assessment(s) that relates to the period from and after the Closing Date.

8. Pending Tax Reduction Proceedings.

Purchaser shall have the right to commence and to continue any pending proceedings to review the real estate tax assessment of the Premises applicable to the fiscal tax year in which the Closing occurs and Seller agrees to reasonably cooperate with Purchaser in connection therewith. In the event any real estate tax refund is received for the fiscal year in which the Closing occurs, such refund, after deduction of Purchaser’s reasonable costs and expenses in connection therewith, including reasonable attorneys’ fees and disbursements, shall be apportioned between Seller and Purchaser based on the respective number of days of ownership of Seller and Purchaser during the fiscal tax year in which the Closing occurs.

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9. Time and Place of Closing. The closing of title to the Premises (the “Closing”) shall take place on the Effective Date (the “Closing Date”) through an escrow established with the Title Company.

10. Notices.

All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national overnight delivery service, (c) personal delivery, or (d) via electronic mail transmission, addressed as follows:

If to Seller:

c/o DWM Properties, LLC

P.O.Box 6419

Chesapeake, Virginia 23323

Attn: Danny Meeks

E-mail: dmeeks@empiremetalcorp.com

With a copy to:

Liberatore DeBoer & Ryan, PC

150 Boush Street, Suite 604

Norfolk, Virginia 23510

Attn: Stephen J. DeBoer

E-mail: sdeboer@ldrfirm.com

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If to Purchaser:

c/o Greenwave Technology Solutions, Inc.

4016 Raintree Road, Suite 300

Chesapeake, Virginia, 23321

Attn.: Isaac Dietrich

Email: isaac.dietrich@gmail.com

With a copy to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036-6569

Attn: Ali Panjwani, Esq.

E-Mail: mpanjwani@pryorcashman.com

Notices shall be deemed to be given: (i) if by personal delivery or electronic mail, on the date such Notice is given, if such Notice is delivered during business hours prior to 6:00 P.M. New York City Time (or if not delivered during business hours prior to 6:00 P.M. New York City Time, on the next business day); (ii) if by national overnight delivery service, one (1) business day after being deposited with such service; or (iii) if by certified or registered mail, three (3) business days after mailing. The attorneys for each party to this Contract are hereby authorized to sign and deliver notices on behalf of their respective clients.

11. Sole Agreement of the Parties.

(a) All understandings and agreements previously made among the parties regarding the Premises are merged into this Contract, which alone fully and completely expresses their agreement, and this Contract is being entered into after full investigation, neither party relying upon any statement or representation not embodied in this Contract made by the other. Purchaser acknowledges that neither Seller nor any real estate broker, agent, officer, employee, servant or representative of Seller has made any representations whatsoever regarding the subject matter of this transaction or any fact thereof including, without limitation, representations as to the physical nature or condition of the Premises, the existence of any hazardous materials at the Premises, the existing leases or tenancies, the existing or projected rents, existing or future expenses or any other matter or thing affecting or related to the Premises or the operation thereof, except as specifically set forth in this Contract, and Purchaser further agrees to take title to the Premises “as is” and in its existing condition as of the Closing Date, subject to the express provisions of this Contract. In executing, delivering and performing this Contract, Purchaser has not relied upon and does not rely upon and Seller is not liable for or bound in any manner by, express or implied warranties, guaranties, promises, statements, representations, “set-ups”, proposals or information pertaining to the Premises, the rents, expenses and operations thereof made or furnished by Seller and/or by any real estate broker, agent, officer, employee, servant or other person representing or purporting to represent Seller, to whomsoever made or given, directly or indirectly, verbally or in writing, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth in this Contract.

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(b) Except as may be expressly set forth herein, Seller makes no representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to the Premises. Seller is selling and conveying, or causing to be sold and conveyed, the Premises at the Closing, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of Seller that are expressly set forth in this Contract. Without limiting the generality of the foregoing, except for any representations and warranties of Seller contained in this Contract, the transactions described in this Contract are without statutory, express or implied warranty, representation, agreement, statement or expression of any opinion regarding the Premises or any aspect thereof, including any and all statutory, express or implied representations or warranties related to the suitability for habitation, merchantability or fitness for a particular purpose or created by any affirmation of fact or promise, by any description of the Premises or by operation of any legal requirements.

12. Broker.

(a) Purchaser represents and warrants to Seller that it has not dealt with any broker or finder in connection with this transaction. Purchaser shall indemnify and hold Seller harmless from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by Seller arising from a claim by any broker or finder that such broker or finder has dealt with Purchaser in connection with this transaction.

(b) Seller represents and warrants to Purchaser that it has not dealt with any broker or finder in connection with this transaction. Seller shall indemnify and hold Purchaser harmless from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by Purchaser arising from a claim by any broker or finder that such broker or finder has dealt with Seller in connection with this transaction.

13. Assignment.

None of the parties to this Contract may assign any of their rights, duties or obligations hereunder without the prior written consent of each of the other parties hereto.

14. No Oral Modification.

This Contract may not be altered, amended, changed, waived or otherwise modified in any respect unless the same shall be in writing and signed by or on behalf of the party to be charged therewith. This Contract shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, successors and permitted assigns of the respective parties, but nothing contained herein shall be deemed a waiver of the provisions of Article 13 hereof.

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15. Governing Law.

This Contract shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of law principles thereof.

16. Miscellaneous.

(a) All of the parties to this Contract have been represented by counsel who participated in the drafting of this Contract. Accordingly, this Contract shall be construed without regard to or aid of canons requiring construction against the party drafting this Contract.

(b) Any time period provided for in this Contract which shall fall or expire on a Saturday, Sunday or legal holiday shall extend to the next business day immediately following such date.

(c) This Contract is not an offer by either party hereto, and it shall not have any binding effect unless and until Purchaser and Seller shall have both executed the same and fully-executed copies thereof have been delivered to Seller and Purchaser, or their respective attorneys.

(d) This Contract embodies and constitutes the entire understanding among the parties hereto with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Contract.

(e) No failure or delay of any of the parties hereto in the exercise of any right, power or remedy hereunder shall impair such right, power or remedy or shall operate as a waiver thereof or of any other or further right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise of such or any other right, power or remedy. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

(f) This Contract may be executed in any number of counterparts, each of which shall be deemed an original with the same force and effect as if the signature thereto and hereto were upon the same instrument. PDF and facsimile signatures shall have the same force and effect as original signatures.

(g) As used in this Contract, the masculine shall include the feminine and neuter, the singular shall include the plural, and vice versa, as the case may require.

(h) The captions of this Contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Contract or any of the provisions hereof.

(i) All Exhibits attached to this Contract are incorporated into this Contract by reference as if fully set forth herein.

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(j) SELLER AND PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS CONTRACT. EACH OF THE PARTIES HERETO (I) AGREES THAT ANY DISPUTE REGARDING THIS CONTRACT SHALL BE ADJUDICATED IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COMMONWEALTH OF VIRGINIA, COUNTY OF NORFOLK AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM.

(k) If any provision of this Contract as applied to any party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect, to the maximum extent permitted by law, any other provisions of this Contract, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Contract as a whole.

(l) Purchaser shall pay or cause to be paid all costs and expenses of whatever kind and nature incurred by Purchaser in connection with the transactions contemplated herein, including, without limitation, (i) Purchaser’s legal fees, (ii) fees for recording and/or filing the Deed or any mortgage, (iii) state and local documentary stamps, transfer taxes and/or surtaxes with respect to the Deed that are customarily paid by purchasers of real property in the applicable jurisdiction in which the Premises (or applicable portion thereof) is located, (iv) title insurance premiums (including any endorsements and/or loan policies requested by Purchaser’s lender), (v) survey costs and (vi) financing costs. Seller shall pay or cause to be paid Seller’s legal fees and any state and local documentary stamps, transfer taxes and/or surtaxes with respect to the Deed that are customarily paid by sellers of real property in the applicable jurisdiction in which the Premises (or applicable portion thereof) is located.

(m) Notwithstanding anything to the contrary contained herein or in any of the Seller Closing Documents or Purchaser Closing Documents, each of the representations, warranties, agreements and covenants contained in this Contract shall survive the Closing and shall not be merged with the Deed.

(n) Seller acknowledges that it is a knowledgeable businessperson with experience in real estate transactions and has had the opportunity to be represented by legal counsel independent of Purchaser. Seller acknowledges that the counsel for Purchaser has acted only as legal counsel to Purchaser and has not in any manner undertaken to assist or render legal advice to Seller concerning the transactions contemplated hereunder, and that Purchaser’s counsel represents only Purchaser and no other party involved in such transactions and that Seller is not relying upon any opinions or representations made by Purchaser’s counsel.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Contract as of the date and year first above written.

SELLER:

DWM PROPERTIES, LLC

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Authorized Signatory

KPAJ, LLC

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Authorized Signatory

OCEANA SALVAGE PROPERTIES, L.L.C.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Authorized Signatory

PURCHASER:

GREENWAVE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Isaac Dietrich
Name:	Isaac Dietrich
Title:	Authorized Signatory

[Signature page to Contract of Sale]

EXHIBIT A-1

LEGAL DESCRIPTION

22097 Brewers Neck Blvd., Carrollton, Virginia

EXHIBIT A-2

LEGAL DESCRIPTION

8952 Richmond Road, Toano, Virginia

EXHIBIT A-3

LEGAL DESCRIPTION

1040 Oceana Blvd., Virginia Beach, Virginia (Parcel 2416-42-3779-0000 only)

EXHIBIT A-4

LEGAL DESCRIPTION

406 Sandy Street, Fairmont, North Carolina

EXHIBIT A-5

LEGAL DESCRIPTION

1576 Millpond Road, Elizabeth City, North Carolina

EXHIBIT A-6

LEGAL DESCRIPTION

9922 HWY 17 South, Vanceboro, North Carolina

EXHIBIT A-7

LEGAL DESCRIPTION

75 Runion Lane, Roseboro, North Carolina

EXHIBIT B

FORM OF PROMISSORY NOTE

EXHIBIT C-1

FORM OF DEED (VIRGINIA)

EXHIBIT C-2

FORM OF DEED (NORTH CAROLINA)

EXHIBIT D

FORM OF FIRPTA NON-FOREIGN STATUS CERTIFICATION

ENTITY TRANSFEROR/SELLER 1

1 To the extent that Seller is a disregarded entity, the form of FIRPTA Affidavit to be delivered at Closing will be modified, such that it will be executed and delivered by an entity in Seller’s chain of ownership that is not disregarded.

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

EXHBIIT F

FORM OF ASSIGNMENT OF LICENSES AND PERMITS

EXHIBIT G

FORM OF BILL OF SALE